                                                                      EXHIBIT 21


EXHIBIT 21 SUBSIDIARIES AND AFFILIATES OF GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                              AT JANUARY 1, 1998
         (All Affiliates are Corporations, unless otherwise indicated)

                                                             State or Other         % of Voting
                                                            Sovereign Power       Securities owned
                                                           Under the Laws of        by Immediate
                          Name                              Which Organized           Parent
                          ----                              ---------------           ------

Global Industrial Technologies Services Company            Delaware                    100%
Corrosion IP Corp.                                         Nevada                      100%
    Corrosion Technology International, Inc.               Delaware                    100%
    Corrosion Technology International Services Company    Delaware                    100%
GPX Corp.                                                  Nevada                      100%
    INTOOL, Incorporated                                   Delaware                    100%
        Airetool and Yost Superior Realty, Inc.            Ohio                         50%    (a)
        Gix Foreign Sales Corp.                            U.S. Virgin Islands         100%
Global Processing Systems, Inc.                            Delaware                    100%
    Ameri-Forge Corporation                                Delaware                    100%
        UCR, Inc.                                          Texas                       100%
    TMPSCo. (formerly The Marion Power Shovel Company)     Delaware                    100%
Global-Gix Canada Inc.                                     Canada                      100%
Indresco de Mexico, S.A. de C.V.                           Mexico                      100%
    Intool de Mexico, S.A. de C.V.                         Mexico                      100%
    Refractarios Mexicanos, S.A. de C.V.                   Mexico                      100%
    Corrosion Technologies de Mexico, S.a. de C.V.         Mexico                      100%
Harbison-Walker Refractories Company                       Delaware                    100%
    Indresco International, Ltd.                           Delaware                    100%
        Harbison-Walker Refractories Europe, Ltd.          Delaware                    100%
    Indresco International Holdings, Inc.                  Minnesota                   100%
    Indresco Jeffrey Industria e Comercio Ltda.            Brazil                      100%
    SDC Corporation                                        Japan                        50%    (a)
Harbison-Walker International Refractories, Inc.
    International Refractorios, Inc.                       Delaware                    100%
    Construcciones Refractarios RECSA. S.A.                Chile                        99%    (b)
    Refmex, S.R.L. de C.V.                                 Mexico                       95%    (c)
    Refractarios Green S.R.L. de C.V.                      Mexico                      94.4%   (d)
Gix International Limited                                  U.K.                        100%
    C.T.I. Europe                                          Belgium                     100%
    Corrosion Technology Peru S.A.                         Peru                        100%
    Corrosion Technology Chile S.A.                        Chile                       100%
    CTI Pacific Pty Ltd                                    Australia                   100%
    CTI Pacific Chusik Hoesa                               Korea                       100%
    INTOOL International B.V.                              Netherlands                 100%
        SeMo Unternehmens-und Beteiligungs-GmbH            Germany                     100%
        Gr Unternehmens-Beteiligungs-GmbH                  Germany                     100%    (e)
          Magnesitwerk Aken GmbH                           Germany                     100%
    Marion Power Shovel Pty Ltd.                           Australia                   100%
    Indresco U.K. Limited                                  U.K.                        100%
    Refractarios Chilenos S.A.                             Chile                        99%    (f)
    INTOOL International GmbH                              Germany                     100%
    Marion South America S.A.                              Chile                       100%

(a) Accounts of these companies are not included in Consolidated Financial Statements.
(b)  Remaining 1% owned by Harbison-Walker Refractories Company.
(c)  The remaining 5% is owned by Indresco de Mexico, S.A. de C.V.
(d)  An additional 5% is owned by Indresco de Mexico, S.A. de C.V.
(e) Magnesitwerk Aken GmbH is owned 50% by SeMo Unternehmens-Beteiligungs GmbH and 50% by Gr Unternehmens-Beteiligungs GmbH
(f)  Remaining 1% owned by Harbison-Walker International Refractories, Inc.

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